                                                                   EXHIBIT 10.15

                                GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is entered into by Robert M. Littauer (hereinafter referred to as "EXECUTIVE") and Avenue A, Inc. (hereinafter referred to as "THE COMPANY").

                                    RECITALS

     A. EXECUTIVE has been employed by THE COMPANY and his employment relationship with THE COMPANY shall terminate effective October 19, 2000 (the "Termination Date").

     B. EXECUTIVE and THE COMPANY wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

     C. THE COMPANY has advised EXECUTIVE of his right to consult an attorney prior to signing this Agreement and has provided him with at least 21 days to consider its severance offer and to seek legal assistance. EXECUTIVE has either consulted an attorney of his choice or voluntarily elected not to consult legal counsel, and understands that he is waiving all potential claims against THE COMPANY.

     D. This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

     1.   EMPLOYMENT:  ENDING DATE AND RESPONSIBILITIES

     EXECUTIVE's employment with THE COMPANY shall terminate effective October 19, 2000. Effective September 18 , 2000, EXECUTIVE shall have no further employment duties or responsibilities to THE COMPANY.

     2.   CHARACTERIZATION OF TERMINATION

     EXECUTIVE and THE COMPANY agree that for all future purposes they will characterize his termination of employment as a voluntary resignation.

     3.   SEVERANCE AND BENEFITS

     Commencing on the Termination Date, THE COMPANY will pay to EXECUTIVE 12 months' salary as severance, in addition to his salary through the Termination Date, such payments to be made in accordance with THE COMPANY's regular payroll. THE COMPANY will also pay EXECUTIVE's COBRA premiums for health insurance benefit continuation through October 31, 2001. All other benefits shall cease effective the date that employment terminated, except EXECUTIVE's right to self-pay health insurance benefits under COBRA beyond October 31, 2001, if he elects to do so.

     In addition, EXECUTIVE shall receive one-year's accelerated vesting on all outstanding option shares in Avenue A common stock. Specifically, (1) the portion of any Avenue A stock option held by Executive immediately prior to the Termination Date, that is unvested shall automatically vest, immediately prior to the Termination Date, in an amount equal to the portion that would have vested in the period commencing on the Termination Date and ending on the one-year anniversary of the Termination Date, had EXECUTIVE'S employment continued through the latter date; and (2) the number of unvested shares, if any, held by Executive immediately prior to the Termination Date that were obtained on exercise of any Avenue A stock options that is equal to the number of such unvested shares that would have vested during in the period commencing on the Termination Date and ending on the one-year anniversary of the Termination Date, had EXECUTIVE'S employment continued through the latter date, shall, immediately prior to the Termination Date, automatically vest and be no longer subject to the right of repurchase in favor of Avenue A. Because the one-year anniversary of the Termination Date falls between vesting milestones, the vesting acceleration described above shall be pro rated to include a partial acceleration for the number of days between the beginning of the last quarter falling within the one-year acceleration period and the one-year anniversary of the Termination Date.

     4.   VALID CONSIDERATION

     EXECUTIVE and THE COMPANY agree that payment by THE COMPANY to EXECUTIVE of the amounts described in the preceding paragraph is not required by THE COMPANY policies or procedures or by any contractual obligation of THE COMPANY, and is offered by THE COMPANY solely as consideration for this Agreement.

     5.   REAFFIRMATION OF CONFIDENTIALITY AGREEMENT

     EXECUTIVE expressly reaffirms the Confidentiality Agreement that he signed as part of his employment with THE COMPANY, a copy of which is attached as Exhibit A and which shall remain in full effect. EXECUTIVE confirms that he has or will immediately upon termination turn over to THE COMPANY all files, memoranda, records, credit cards, and other documents or physical property which he received from THE COMPANY or its Employees or generated himself in the course of his employment with THE COMPANY.

     6.   CONFIDENTIALITY OF SEPARATION AGREEMENT

     EXECUTIVE agrees that he will keep the terms of this Agreement (including but not limited to the severance amount) completely confidential, and that he will not disclose any information concerning this Agreement or its terms to anyone other than his immediate family, legal counsel, and/or financial advisors, who will be informed of and bound by this confidentiality clause.

     7.   GENERAL RELEASE OF CLAIMS

     EXECUTIVE expressly waives any claims against THE COMPANY and releases THE COMPANY (including its officers, directors, stockholders, managers, agents and representatives) from any claims that he may have in any way connected with his employment with THE COMPANY and the termination thereof. It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on THE COMPANY's right to terminate employment, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Washington Law Against Discrimination, or any other legal limitation on the employment relationship.

     EXECUTIVE represents that he has not filed any complaints, charges or lawsuits against THE COMPANY with any governmental agency or any court, and agrees that he will not initiate, assist or encourage any such actions.

     This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude EXECUTIVE from filing a lawsuit for the exclusive purpose of enforcing his rights under this Agreement.

     8.   REVIEW AND REVOCATION PERIOD; EFFECTIVE DATE

     EXECUTIVE and THE COMPANY agree that he shall have 21 days to review this Agreement and consult legal counsel if he so chooses, during which time the proposed terms of this Agreement shall not be amended, modified or revoked by THE COMPANY. EXECUTIVE may revoke this Agreement if he so chooses by providing notice of his decision to revoke the Agreement to THE COMPANY within seven days following the date he signs this Agreement. This Agreement shall become effective and enforceable upon expiration of this seven-day revocation period.

     9.   SEVERABILITY

     The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

     10.  KNOWING AND VOLUNTARY AGREEMENT

     EXECUTIVE represents and agrees that he has read this Agreement, understands its terms and the fact that it releases any claim he might have against THE COMPANY and its agents, understands that he has the right to consult counsel of choice and has either done so or knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

     11.  ENTIRE AGREEMENT

     This Agreement sets forth the entire understanding between EXECUTIVE and THE COMPANY and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of his employment with THE COMPANY and the termination of the employment relationship. EXECUTIVE acknowledges that in executing this Agreement, he does not rely upon any representation or statement by any representative of THE COMPANY concerning the subject matter of this Agreement, except as expressly set forth in the text of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

Avenue A, Inc.                             Robert M. Littauer

/s/ Brian McAndrews                        /s/ Robert M. Littauer
-----------------------------              ------------------------------------
By Brian McAndrews
Its President and CEO                      Dated: 10/11/00
                                                  -----------------------------
Dated:   10/11/00
       ----------------------